Exhibit 99.1

FOR IMMEDIATE RELEASE NASDAQ: NICK Web site: ww.nicholasfinancial.com
	Contact:	Ralph Finkenbrink Sr. Vice President, CFO Ph # - 727-726-0763

Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759

Nicholas Financial Reports Results for the

2nd Quarter Ended September 30, 2007

November 6, 2007 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced that net income decreased 6% to $2,597,000 for the three months ended September 30, 2007 as compared to $2,769,000 for the three months ended September 30, 2006. Diluted earnings per share decreased 7% to $0.25 for the three months ended September 30, 2007 as compared to $0.27 for the three months ended September 30, 2006. Revenue increased 8% to $12,578,000 for the three months ended September 30, 2007 as compared to $11,607,000 for the three months ended September 30, 2006.

Net income decreased 7% to $5,381,000 for the six months ended September 30, 2007 as compared to $5,798,000 for the six months ended September 30, 2006. Diluted earnings per share decreased 7% to $0.52 for the six months ended September 30, 2007 as compared to $0.56 for the six months ended September 30, 2006. Revenue increased 8% to $24,748,000 for the six months ended September 30, 2007 as compared to $22,936,000 for the six months ended September 30, 2006.

According to Peter L Vosotas, Founder and CEO, “We are not surprised with the difficulties that this credit cycle has wrought, as we have known for the past twelve months that it was becoming tougher to collect from our target customers. During this time we have added additional collection professionals in many of our branches and to our Headquarters based, Loss Recovery Department. Historically we have elected to close a branch wherever we experienced poor results over a predetermined measurement period. To this end we have closed our Columbia, South Carolina, branch and consolidated their customer base into our Centralized Processing Facility. In the meantime, we are constantly looking for locations and opportunities where we can prudently expand our business. We are currently planning to add a second branch office in Birmingham, AL and a second branch in Indianapolis, Indiana. Our continued revenue growth is a testament to our employees and their efforts.”

Founded in 1985, with assets of $182,171,000, Nicholas Financial, Inc. is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The Company presently operates out of 46 branch locations in both the Southeast and the Mid-West States. The Company has approximately 10,050,000 shares of common stock outstanding. For an index of Nicholas Financial Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including competitive factors, the management of growth, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2007. Such statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially. All forward looking statements and cautionary statements included in this document are made as of the date hereby based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Per Share Amounts)

	Three months ended September 30,		Six months ended September 30,
	2007	2006	2007	2006
Revenue:
Interest income on finance receivables	$12,560	$11,574	$24,708	$22,869
Sales	18	33	40	67

	12,578	11,607	24,748	22,936
Expenses:
Operating	5,116	4,910	10,001	9,267
Provision for credit losses	1,617	852	2,814	1,662
Interest expense	1,643	1,363	3,232	2,623

	8,376	7,125	16,047	13,552

Operating income before income taxes	4,202	4,482	8,701	9,384
Income tax expense	1,605	1,713	3,320	3,586

Net income	$2,597	$2,769	$5,381	$5,798

Earnings per share:
Basic	$0.26	$0.28	$0.54	$0.58

Diluted	$0.25	$0.27	$0.52	$0.56

Weighted average shares	10,036,000	9,931,000	10,010,000	9,923,000

Weighted average shares and assumed dilution	10,326,000	10,293,000	10,338,000	10,289,000

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30, 2007	March 31, 2007
Cash	$2,451	$1,499
Finance receivables, net	172,311	164,365
Other assets	7,409	7,155

Total assets	$182,171	$173,019

Line of credit	$97,552	$94,012
Other liabilities	9,246	9,200

Total liabilities	106,798	103,212
Shareholders’ equity	75,373	69,807

Total liabilities and shareholders’ equity	$182,171	$173,019

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Portfolio Summary	Three months ended September 30,		Six months ended September 30,
	2007	2006	2007	2006
Average finance receivables, net of unearned interest (1)	$189,954,242	$169,312,348	$188,223,821	$167,235,278

Average indebtedness (2)	$95,625,225	$85,041,313	$94,815,680	$84,098,632

Finance revenue (3)	$12,559,769	$11,573,987	$24,708,258	$22,868,993
Interest expense	1,643,262	1,362,691	3,231,870	2,622,894

Net finance revenue	$10,916,507	$10,211,296	$21,476,388	$20,246,099

Weighted average contractual rate (4)	24.34%	23.92%	24.26%	24.03%

Average cost of borrowed funds (2)	6.87%	6.41%	6.82%	6.24%

Gross portfolio yield (5)	26.45%	27.34%	26.25%	27.35%

Interest expense as a percentage of average finance receivables, net of unearned interest	3.46%	3.22%	3.43%	3.14%

Provision for credit losses as a percentage of average finance receivables, net of unearned interest	3.40%	2.01%	2.99%	1.99%

Net portfolio yield (5)	19.59%	22.11%	19.83%	22.22%

Operating expenses as a percentage of average finance receivables, net of unearned interest (6)	10.65%	11.50%	10.51%	10.98%

Pre-tax yield as a percentage of average finance receivables, net of unearned interest (7)	8.94%	10.61%	9.32%	11.24%

Write-off to liquidation (8)	8.70%	7.65%	7.95%	6.37%
Net charge-off percentage (9)	7.79%	7.26%	7.20%	6.00%

Note: All three and six-month month key performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables, net of unearned interest, represents the average of gross finance receivables, less unearned interest throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Line. Average cost of borrowed funds represents interest expense as a percentage of average indebtedness.
(3)	Finance revenue is interest and fee income on finance receivables and does not include revenue generated by Nicholas Data Services, Inc., (“NDS”) the wholly-owned software subsidiary of Nicholas Financial, Inc.
(4)	Weighted average contractual rate represents the weighted average annual percentage rate (APR) of all Contracts purchased and direct loans originated during the period.
(5)	Gross portfolio yield represents finance revenue as a percentage of average finance receivables, net of unearned interest. Net portfolio yield represents finance revenue minus (a) interest expense and (b) the provision for credit losses as a percentage of average finance receivables, net of unearned interest.
(6)	Operating expenses represent total expenses, less interest expense, the provision for credit losses and operating costs associated with NDS.
(7)	Pre-tax yield represents net portfolio yield minus operating expenses as a percentage of average finance receivables, net of unearned interest.
(8)	Write-off to liquidation percentage is defined as net charge-offs divided by liquidation. Liquidation is defined as beginning receivable balance plus current period purchases minus voids and refinances minus ending receivable balance.
(9)	Net charge-off percentage represents net charge-offs divided by average finance receivables, net of unearned interest, outstanding during the period.

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The following tables present certain information regarding the delinquency rates experienced by the Company with respect to Contracts and under its direct loan program:

	September 30,
	2007		2006
Contracts
Gross balance outstanding	$257,975,631		$227,469,373

Delinquencies

30 to 59 days	$6,641,029	2.58%	$4,167,057	1.83%
60 to 89 days	2,510,684	0.97%	1,465,884	0.64%
90 + days	1,161,006	0.45%	563,469	0.25%

Total delinquencies	$10,312,719	4.00%	$6,196,410	2.72%

Direct Loans
Gross balance outstanding	$10,645,154		$9,724,104

Delinquencies

30 to 59 days	$220,321	2.07%	$162,706	1.67%
60 to 89 days	86,784	0.82%	26,303	0.27%
90 + days	47,051	0.44%	25,178	0.26%

Total delinquencies	$354,156	3.33%	$214,187	2.20%

The following table presents selected information on Contracts purchased by the Company, net of unearned interest:

	Three months ended September 30,		Six months ended September 30,
	2007	2006	2007	2006
Contracts
Purchases	$30,061,561	$29,292,632	$58,029,064	$56,732,970
Weighted APR	24.25%	23.82%	24.16%	23.92%
Average discount	8.04%	8.32%	8.12%	8.43%
Weighted average term (months)	48	46	48	46
Average loan	$9,483	$9,100	$9,393	$9,060
Number of contracts	3,170	3,219	6,178	6,262

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